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                                                                  Exhibit 99.3

               Certification Pursuant to 18 U.S.C. Section 1350
                             As Adopted Pursuant To
                Section 906 of the Sarbanes-Oxley Act of 2002


      In connection with the Report of Allegheny Bancshares, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Claudia
L. Acord, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

      1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      No purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

                                          /s/ CLAUDIA L. ACORD
                                          ------------------------
                                          Claudia L. Acord
                                          Chief Financial Officer

                                          August 12, 2003
                                           ---------------


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Allegheny Bancshares, Inc.
and will be retained by Allegheny Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.